Exhibit 99.1

Kentucky USA Energy, Inc. Announces Drilling Update

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS), an early stage natural gas exploration and production company, announced today that the drilling contractor for the Company’s initial wells has moved a second drilling rig onto the Company’s second well, Hunter Wells #1 location and has spud-in. Due to mechanical difficulties on the first rig, there has been a 2 ½ week delay drilling at the Company’s first well, Francis Grace #1 location. Drilling is presently at the 2000 foot level and is expected to reach total depth (“TD”) at the base of the shale formation of approximately 2400 feet. Once TD is reached at the first well and rig down is completed, the drilling contractor will move the rig from Francis Grace #1 to the Company’s third well, Slinker #1B location.

“We have spent these last few months planning and preparing to tap into the proven, undeveloped reserves in our New Albany Shale leasehold in western Kentucky, and we are about to achieve a major milestone - completing the drilling of our first well. With up to approximately 50 wells to be drilled and potentials of close to 20 billion cubic feet (Bcf) of net undeveloped reserves on our leasehold, our prospective reserves could be worth substantially more than our original reserves report estimates, based on current NYMEX gas prices,” Steven Eversole, CEO of Kentucky USA Energy commented. “Although we have had a delay on the Francis Grace #1 well, I am pleased with the progress so far, and I look forward to sharing additional drilling updates with our investors and shareholders in the coming months.”

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact Information
Kentucky USA Energy, Inc.
Sam Winer
sam@kusaenergy.com
Ph: 606-878-5987

Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
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